Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Ken Spink	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
(510) 623-9400 x309	(323) 468-2300
aehr@mkr-group.com

Aehr Test Systems Reports Fiscal 2020 Fourth Quarter and Full Year
Results and Provides Financial Guidance for Growth and Profitability in Fiscal 2021

Fremont, CA (July 16, 2020) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and reliability qualification equipment, today announced financial results for its fiscal 2020 fourth quarter and full year ended May 31, 2020.

Fiscal Fourth Quarter Financial Results:

●
Net sales were $3.8 million, compared to $7.2 million in the fourth quarter of fiscal 2019.
●
GAAP net loss was $2.9 million, or $0.13 per diluted share, and includes approximately $1.9 million in charges, or $0.08 per share, consisting of a $1.6 million adjustment for excess and obsolete inventory and a $220,000 adjustment related to workforce reductions in the Company’s German and Japan subsidiaries as part of the Company’s cost reduction initiatives announced during its third quarter conference call. This compares to GAAP net income of $110,000, or $0.00 per diluted share, that included $118,000 in restructuring charges, or $0.01 per share, in the fourth quarter of 2019.
●
Non-GAAP net loss was $720,000, or $0.03 per diluted share, which excludes the impact of stock-based compensation, restructuring charges and adjustment for excess and obsolete inventory, compared to non-GAAP net income of $428,000, or $0.02 per diluted share, in the fourth quarter of fiscal 2019.

Fiscal Year Financial Results:

●
Net sales were $22.3 million, compared to $21.1 million in fiscal 2019.
●
GAAP net loss was $2.8 million, or $0.12 per diluted share, and includes approximately $1.9 million in inventory reserve and restructuring charges, or $0.08 per share, compared to a GAAP net loss of $5.2 million, or $0.23 per diluted share, and includes approximately $1.5 million in inventory reserve and restructuring charges, or $0.07 per share, in fiscal 2019.
●
Non-GAAP net loss was $27,000, or $0.00 per diluted share, which excludes the impact of stock-based compensation expense, restructuring charges and adjustment for excess and obsolete inventory, compared to a non-GAAP net loss of $2.8 million, or $0.13 per diluted share, in fiscal 2019.
●
Backlog as of May 31, 2020 was $2.5 million, compared to $7.5 million as of May 31, 2019.

An explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Fiscal 2020 Fourth Quarter and Full Year Fiscal 2020 Financial Results
July 16, 2020

Fourth Quarter and Fiscal Year 2020 Business Highlights:

●
Closed New Order withMajor New Customer in Silicon Photonics – During the quarter, closed initial order with a major global leader of communication transceivers for data centers, telecom, and 5G infrastructure for a FOXTM full wafer level test and burn-in system for production stabilization and test of their Silicon Photonics devices.
●
Closed Initial Orderwith World’s Largest OSAT – During the quarter, closed initial order with the world’s largest Outsourced Semiconductor Assembly and Test (OSAT) supplier to use the FOX-PTM family of products including Aehr WaferPaks TM and DiePaks® for production test, burn-in, and reliability screening of devices at full wafer, singulated die, and module level.
●
Added Key New Market with Silicon Carbide Devices in FY20 - Added significant new customer and market opportunity with initial orders from leading semiconductor device supplier for a FOX multi-wafer system and proprietary WaferPaks for high volume production burn-in and infant mortality screening of Silicon Carbide devices at wafer level for Electric Vehicle power modules.
●
Industry Adopted Production Wafer Level Burn-in (WLBI) in FY20 – Made significant progress with its new FOX products for Wafer and Singulated Die Test and Burn-in during the fiscal year with three key Tier 1 customers added and five customers transitioning to production with 100% stabilization and/or infant mortality reliability screening with its FOX products.
●
FY20 Second Half Saw Pushouts in Silicon Photonics Ramps – Company experienced push outs of customer forecasted orders in its second fiscal half of FY20 for its FOX-P Systems and consumables in data center and some 5G end use applications for Silicon Photonics transceivers. These customers have indicated the push outs are temporary and that they will require the additional system capacity and consumables in the current fiscal 2021 year.
●
Shipments of Consumables were Significant Percentage of Revenue – Shipments of WaferPak Contactors and DiePak Carrier consumables for Aehr’s FOX wafer and singulated die/module test and burn in systems accounted for 48% of total revenue in fiscal 2020.
●
Aehr Engaged with Over a Dozen New Potential Customers – Company is engaged with over one dozen additional Tier 1 and Tier 2 customers that are considering using the company’s products for high market growth applications including Silicon Photonics and Silicon Carbide production burn-in.  Several of these companies are expected to place their initial orders this fiscal 2021 year with ramps into production later in this fiscal year and/or the following fiscal year.
●
Completed Planned Restructuring and Shift to Higher Margin Products in FY20 – The company completed its previously announced restructuring and also moved to much higher margin FOX systems and consumables during the fiscal year. As a result, the company is profitable at much lower revenue numbers and has greater leverage to achieve higher profitability moving forward.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We made substantial progress with our new FOX products for wafer and singulated die test and burn-in during the year that strengthened our customer base, expanded our markets, and enhanced our operations and sales capabilities to capitalize on the significant market opportunities we see ahead.

“We added three key Tier 1 customers this past fiscal year. We now have six significantly large Tier 1 customers with applications and market sizes that are each capable of driving sales of $6 million to $10 million or more per year of our FOX wafer level and singulated die test systems and consumables. We also have another seven Tier 2 customers that are each capable of FOX product sales typically within $1 million to $3 million per year. In addition, five of our customers moved to production during the fiscal year using our FOX products for 100% stabilization or infant mortality burn-in of devices.

“This past fiscal year we successfully installed our first production capacity for silicon carbide devices, adding it to the list of markets such as silicon photonics, 2D & 3D sensors, automotive, and lasers used in photonics devices that have shown the value and feasibility of using our FOX solutions to address these market needs. We see an increasing awareness and adoption rate that we believe could drive the majority of the market for silicon carbide as well as silicon photonics to move to wafer level or singulated die burn-in within the next few years.

“This new silicon carbide application with a Fortune 500 market leader in silicon carbide and power modules adds a significant new Tier 1 customer of our FOX-XP TM system and WaferPaks for whole wafer burn-in and infant mortality screening of silicon carbide (SIC) devices.  Since our initial installation in January, we have received multiple follow on orders for additional WaferPaks including multiple new designs and now have a significant number of different devices that have been put into production. This customer is forecasting additional capacity needs for our FOX-XP Wafer Level Test & Burn-in systems during this fiscal year and for years into the future.

“We saw our silicon photonics customers move to production for the first time in fiscal 2020. During the fiscal year, we saw our lead customer for silicon photonics move to full volume production for the first time. We expect them to purchase additional systems this fiscal year and into the future as they continue to maintain or grow their market share and add additional silicon photonics devices to the mix. We also moved three additional silicon photonics customers to production with our FOX systems in fiscal 2020. All three of these customers are expected to ramp production during this fiscal 2021, adding capacity in both systems and consumables. Near fiscal year end, we announced another new silicon photonics customer that will deploy our FOX-NP TM system for initial production burn-in and stabilization of their high performance silicon photonic devices, and has forecasted to then transition to our FOX-XP wafer-level test and burn-in systems during this fiscal year to meet their volume production forecast.

“We see the total available opportunity for silicon carbide and silicon photonics wafer level and singulated die test markets to be approximately $250 million of needed capacity including consumables. We are currently engaged with over a dozen potential Tier 1 and Tier 2 customers for both silicon photonics and silicon carbide applications, and we expect several of these potential customers to place initial orders this fiscal year, with ramps into production later in the current fiscal year or in fiscal 2022. We are also seeing renewed activity and interest for our FOX systems and consumables for several new applications in the 2D and 3D sensor markets particularly for mobile devices and believe this could add to our currently forecasted revenue for this fiscal year and next.

Aehr Test Systems Reports Fiscal 2020 Fourth Quarter and Full Year Fiscal 2020 Financial Results
July 16, 2020

“Although COVID-19 has created challenges such as international travel, some small impacts on our supply chain, and caution and/or delays with some customer production ramps, we believe there will be no long-term impact to Aehr, the demand for our products, or for the attractiveness of the key markets that we serve. We absolutely believe that we will come out of this worldwide pandemic stronger than we went in with more production customers, more applications, and higher value products. Our key customers’ products are being used to build out new data centers, improve data rates and increase storage in data centers, build out of the 5G infrastructure, enable the newest sensors and technology in smartphones and tablets, enable the wide spread adoption of electric and hybrid electrics vehicles and charging stations, and address the unstoppable demand for memory and data storage in computing, data centers, mobile devices and hundreds of applications that are keeping the world connected.

“As we move into fiscal 2021, we remain optimistic about growth in systems and consumables within our installed base of customers as well as expanding the number of customers with our family of FOX-P solutions. We expect significant growth in both our top and bottom lines moving forward, with much lower fixed operating expenses and significantly higher margin products and services.”

Fiscal 2021 Financial Guidance:
For the fiscal year ending May 31, 2021, the Company expects full year total revenue to be between $25 million and $28 million, which would represent growth between 12% and 26% year over year, and to be profitable for the fiscal year.

Management Conference Call and Webcast
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fiscal 2020 fourth quarter and full year operating results. To access the call dial 800-367-2403 (+1 334-777-6978 outside the United States) and give the participant pass code 7836578. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on July 23, 2020. To access the replay dial-in information, please click here.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic, optical and memory integrated circuits and has installed over 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products in package, wafer level, and singulated die/module level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX-XP WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The ABTS system is used in production and qualification testing of packaged parts for both lower power and higher power logic devices as well as all common types of memory devices. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers, systems-on-a-chip, and integrated optical devices. The FOX-CP system is a new low-cost single-wafer compact test and reliability verification solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. The DiePak Carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the temporary nature of customer pushouts and customer needs for additional system capacity and consumables in fiscal year 2021; the impact of Aehr’s restructuring on its ability to achieve higher future profitability; the ability of current awareness and adoption rates to drive the markets for silicon carbide and silicon photonics to move to wafer level or singulated die burn-in; customer capacity needs forecasts related to Aehr’s FOX-XP Wafer Level Test & Burn-in systems; our expectations related to the timing and volume of our lead customer’s future purchases; the total available opportunity for silicon carbide and silicon photonics wafer level and singulated die test markets; expectations regarding the timing and occurrence of initial and subsequent orders of potential customers and the related impact on Aehr’s forecasted revenues; increases in Aehr’s customers, applications and product value after the COVID-19 pandemic; growth in systems and consumables within Aehr’s installed base of customers and expansion of the number of customer’s in Aehr’s FOX-P solutions; Aehr’s top and bottom line growth, lower fixed operating expenses and higher margin products and services in 2021; and Aehr’s revenue in fiscal 2021. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports Fiscal 2020 Fourth Quarter and Full Year Fiscal 2020 Financial Results
July 16, 2020

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	May 31,	Feb 29,	May 31,	May 31,	May 31,
	2020	2020	2019	2020	2019

Net sales	$3,773	$6,111	$7,242	$22,291	$21,056
Cost of sales	3,866	3,120	3,863	13,920	13,454
Gross (loss) profit	(93)	2,991	3,379	8,371	7,602

Operating expenses:
Selling, general and administrative	1,674	1,891	2,018	7,530	7,724
Research and development	854	845	1,120	3,386	4,153
Restructuring	220	-	118	220	725
Total operating expenses	2,748	2,736	3,256	11,136	12,602

(Loss) income from operations	(2,841)	255	123	(2,765)	(5,000)

Interest (expense) income, net	(17)	13	(24)	10	(252)
Other (expense) income, net	(17)	(9)	17	(11)	44

(Loss) income before income tax expense	(2,875)	259	116	(2,766)	(5,208)

Income tax expense	(10)	(14)	(6)	(36)	(27)

Net (loss) income	(2,885)	245	110	(2,802)	(5,235)

Less: Net income attributable to the
noncontrolling interest	-	-	-	-	-

Net (loss) income attributable to Aehr Test
Systems common shareholders	$(2,885)	$245	$110	$(2,802)	$(5,235)

Net (loss) income per share
Basic	$(0.13)	$0.01	$0.00	$(0.12)	$(0.23)
Diluted	$(0.13)	$0.01	$0.00	$(0.12)	$(0.23)

Shares used in per share calculations:
Basic	23,060	22,937	22,605	22,882	22,387
Diluted	23,060	23,130	22,717	22,882	22,387

-more-

Aehr Test Systems Reports Fiscal 2020 Fourth Quarter and Full Year Fiscal 2020 Financial Results
July 16, 2020

AEHR TEST SYSTEMS AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	May 31,	Feb 29,	May 31,	May 31,	May 31,
	2020	2020	2019	2020	2019

GAAP net (loss) income	$(2,885)	$245	$110	$(2,802)	$(5,235)
Stock-based compensation expense	300	207	200	910	905
Restructuring	220	-	118	220	725
Excess and obsolescence provision	1,645	-	-	1,645	795
Non-GAAP net (loss) income	$(720)	$452	$428	$(27)	$(2,810)

GAAP net (loss) income per diluted share	$(0.13)	$0.01	$0.00	$(0.12)	$(0.23)
Non-GAAP net (loss) income per diluted share	$(0.03)	$0.02	$0.02	$(0.00)	$(0.13)
Shares used in GAAP diluted shares calculation	23,060	23,130	22,717	22,882	22,387
Shares used in non-GAAP diluted shares calculation	23,060	23,130	22,717	22,882	22,387

Non-GAAP net (loss) income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net (loss) income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net (loss) income (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods.

-more-

Aehr Test Systems Reports Fiscal 2020 Fourth Quarter and Full Year Fiscal 2020 Financial Results
July 16, 2020

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	May 31,	February 29,	May 31,
	2020	2020	2019
ASSETS

Current assets:
Cash and cash equivalents	$5,433	$5,058	$5,428
Accounts receivable, net	3,717	3,511	4,859
Inventories	7,989	9,330	9,061
Prepaid expenses and other	512	586	686
Total current assets	17,651	18,485	20,034

Property and equipment, net	663	783	1,045
Operating lease right-of-use assets	2,107	2,260	-
Other assets	153	160	228
Total assets	$20,574	$21,688	$21,307

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$653	$-	$-
Accounts payable	945	925	1,933
Accrued expenses	1,439	1,373	2,034
Operating lease liabilities, short-term	658	644	-
Customer deposits and deferred revenue, short-term	170	385	1,545
Total current liabilities	3,865	3,327	5,512

Long-term debt, net of current portion	1,026	-	-
Deferred rent	-	-	153
Operating lease liabilities, long-term	1,605	1,772	-
Deferred revenue, long-term	22	34	189
Total liabilities	6,518	5,133	5,854

Aehr Test Systems shareholders' equity	14,077	16,575	15,472
Noncontrolling interest	(21)	(20)	(19)
Total shareholders' equity	14,056	16,555	15,453

Total liabilities and shareholders' equity	$20,574	$21,688	$21,307

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